Exhibit 10.13

BANK OF LANZHOU

Loan contract

Lanyin loan No. 102192020000015 of 2020

Bank of Lanzhou Limited by Share Ltd

Special note

1. This Contract is made by and between the Borrower and the Lender on the basis of equality and voluntariness, and all the terms hereof are the true expression of the intentions of both parties.In order to protect the legitimate rights and interests of the Borrower, the Lender hereby requests the Borrower to pay due attention to all the terms of the rights and obligations of the Parties, especially those in bold.

2. This contract is made up of special terms and general terms, both of which the Borrower shall pay due attention to.

Borrower (full name): Gansu Qilianshan Pharmaceutical Co. Ltd.

Organization code card / ID card number: 78963329-3

Lender (full name): Lanzhou bank Limited by Share Ltd Jiuquan East Street Branch

Legal representative/person in charge: Peng Dang

This Contract is hereby entered into by and between the Borrower and the Lender through equal and voluntary consultation as to the issue of lending to the Borrower.

Part one special provisions

Article 1 loan amount

Upon the application of the Borrower, the Lender shall issue a loan (currency) of RMB 10 million only (in words),(in figures) of 10000000.00 to the Borrower.

Article 2 Purpose of loan

The loan under this contract is for Purchase materials

Article 3 The method and term of loan issuance

1. The borrower and lender agree to make the loan in the first way:

(1) A one-time loan is made to the borrower.

(2) The loan shall be made to the borrower in batches/times, and the date of the loan shall be subject to the record of the loan.

2. Term of loan: The term of loan shall be from April 2, 2020 to April 1, 2020.

3. If the date of repayment and repayment as recorded in the iOU of a loan coincide with the term of the loan as agreed in the contract, the loan shall be subject to the provisions of the repayment plan.

Article 4 Loan interest rate and calculated settlement

1 . Borrowing rate

(1) The loan hereunder shall be subject to the first rate of interest as follows:

Fixed interest rate, the annual interest rate is 4.55%. This interest rate is formed by adding (optional plus or minus)50 basis points as recently announced by the People's Bank of China (or its authorized unit) on the signing date of the loan contract (1 basis point =0.01%) and the interest rate remains unchanged during the term of the loan.

Adjustable interest rate. The interest rate shall be composed of LPR and BPS published by the People's Bank of China (or its authorized unit). During the performance of the contract, LPR shall be determined according to the announcement of the People's Bank of China (or its authorized unit), and BPS shall remain unchanged at all times.

The loan interest rate under this Contract is adjusted on an annual basis. The first interest rate adjustment day shall be the day corresponding to the next year of the loan issuing date. In the whole adjustment month, if there is no corresponding day corresponding to the loan issuing date, the last day of the month shall be the interest rate adjustment day.

The applicable LPR shall be the LPR last published by the People's Bank of China (or its authorized unit) on the interest rate adjustment day.

During the term of the contract, the interest rate / (optional plus or minus) / basis point (1 basis point =0.01%) o the annual interest rate for the first period of the loan is / %, of which the current loan market quoted rate (LPR) is / .

(1.3) Other interest rates / .

2. The settlement method is performed in the first / second of the following.

(1) The loan shall be settled on a monthly basis, and the 20th day of each month shall be the date of settlement. The borrower shall pay the interest payable to the agreed repayment account before the date of settlement.

(2) The loan will be settled quarterly. The 20th day at the end of each quarter is the date of settlement. The borrower shall pay the interest payable to the repayment account agreed by M before the date of settlement.

3. Interest Calculation

The interest shall be calculated from the date on which the loan is actually issued, and shall be calculated on the actual days of use.

Article 5 Issuance and payment of loans

1. The Lender shall pay the loan to the borrower in the following way (2).

(1) Autonomous payment method.

(2) Entrusted payment method.

(3) the combination of autonomous and entrusted payment way points/pay the loan, the lender shall have the right, in accordance with the regulatory standards in combination with characteristics of the borrower's income industry products characteristics of the project schedule management case transaction objects and situations, such as to the payment amount paid autonomy for sure every pen/funding or entrusted payment.

After the payment method is determined, the borrower shall provide the lender with relevant written materials in accordance with the payment conditions agreed in the general terms.

2. Account

The borrower shall open a special account with the lender for the purpose of granting loans to the borrower by the lender and settling accounts of the borrower's repayment of the loan and the funds

Borrower (full name): Gansu Qilianshan Pharmaceutical Co. Ltd.

Account no:102192000117277

Article 6 Repayment

1. The repayment of the principal of the loan shall be in the form (1) below:

(1) Lumpsum repayment The borrower shall repay the principal of the loan to Luocheng in a lump sum on the loan maturity date.

(2) Repayment by installments.Borrowers from           /           ..

(3) Other repayment methods                           /                          ..

If the two parties agree to pay the debt by installments or by other means, the two parties may make a separate repayment plan. The specific method and standard of repayment shall prevail.

2. Funds transfer

The borrower guarantees to deposit the full amount of current principal and interest repayment before each repayment period, and at the same time authorizes the lender to directly deduct the principal and interest of the loan from the account on the repayment date of each repayment period.

Article 7 Guarantee

The borrower or a third party entrusted by it shall provide the guarantee scope, types and interests and obligations recognized by the lender for the loan, which shall be determined by the lender and the guarantor who sign a separate agreement to pay fees.

Article 8 Insurance (   ☐application        ☑ Not Applicable )

The Borrower shall insure with the insurance company the risks of the project or trade-related equipment construction, goods transportation and the operation of the project, and the types and related conditions of the insurance shall be determined in accordance with the general terms and the insurance contract.

Part II General Terms and Conditions

Article 1 Purpose of loan

The lender has the right to supervise the use of the borrowed funds, and the borrower may not change the purpose of the loan without the written consent of the lender.

Article 2 Interest Calculation

1. The borrower shall not be separately notified by the lender whether or not the borrowing rate is adjusted.

2. If the last instalment of a loan principal is not a payment date, the last instalment of the loan principal is a payment date and the borrower pays off all the interest payable.

3.  Penalty

(1) If the borrower fails to repay the loan within the agreed time limit, on the overdue part, interest shall be calculated and collected at the overdue loan penalty interest rate from the overdue day until the principal and interest are paid, and the penalty interest rate for the overdue loan shall be charged at 50% above the loan interest rate stipulated in the special terms.

(2) If the borrower does not use the loan according to the agreed purpose, it will misappropriate the part. From the date of misappropriation, the interest shall be calculated and collected according to the penalty interest rate of the misappropriated loan. Until the principal and interest are paid off, the penalty interest rate of the misappropriated loan shall be increased by 100% at the level of the loan interest rate stipulated in the special terms.

(3) For loans that are both overdue and misappropriated, interest shall be calculated and collected at the penalty interest rate for misappropriated loans.

(4) If the borrower fails to pay the interest on schedule, the interest shall be settled by means of special terms, and the compound interest shall be calculated and collected according to the loan interest rate agreed in special terms during the loan term. After the loan is overdue, the compound interest shall be calculated and collected according to the penalty interest rate agreed in this paragraph.

(5) In case of an adjustment of the loan interest rate agreed in the contract, the penalty interest and compound interest shall be calculated in stages from the date of adjustment.

Article 3 Withdrawal

1. Withdrawal conditions

The borrower must meet the following withdrawal conditions as stipulated in this Contract, otherwise the Lender has the right to stop making any payment to the Borrower.

(1) The guarantee has been provided as required by the lender, and the guarantee contract has taken effect and the statutory examination and approval registration or filing procedures have been completed.

(2) Submit a written application for withdrawal and relevant documents supporting the purpose of the loan to the lender and handle relevant withdrawal procedures within 3 working days before the withdrawal;If the payment is entrusted, the borrower should also provide the lender with true and legal transaction information and proof, and the entrusted payment procedures have been properly handled.

(3) In case of fixed assets loan or project loan, the capital raised by the borrower in the same proportion as the loan has been fully in place, the actual progress of the project matches the amount of the investment, and the borrower has provided the corresponding supporting documents.

(4)Other withdrawal conditions required by the Lender have been fulfilled.

2. Withdrawal time

(1)The borrower shall make the withdrawal according to the time and method of loan payment agreed in the contract. If the part is not drawn according to the time agreed in the contract, the lender has the right to reject the borrower's application for withdrawal.

(2)The borrower shall make the withdrawal strictly in accordance with the agreed withdrawal time. If the actual withdrawal date is later than the agreed withdrawal time, the borrower shall still make the repayment in accordance with the repayment time agreed herein.

Article 4 The issuance and payment of loans

1. The method of autonomous payment means that the lender directly disburses the loan funds applied for by the borrower who meets the conditions for withdrawal to the loan issuing account opened by the borrower, and the borrower pays the transaction objects of the borrower who conforms to the purpose stipulated in the contract.

2. Entrusted payment means that the lender pays the loan funds (through the borrower's account) to the borrower's transaction objects conforming to the purpose agreed herein according to the borrower's application for withdrawal and payment authorization.

Adoption of entrusted payment for a loan, the lender shall have the right to require the borrower to provide for the agent to pay the relevant documents of such information by the lender, according to the agreed loan purposes, review the borrower to provide payment information such as application object payment amount listed is consistent with the corresponding business contracts and other documents after approved, the lender will loan money by account paid to supporting the borrower transaction object.

3. The borrower shall open a special income account with the lender. All income must enter the account and be supervised by the lender.If the borrower does not set up a special income account, its repayment account shall be regarded as an income account, and the lender has the right to supervise it.

4. In the event of any of the following circumstances, the lender shall have the right to negotiate with the borrower for supplementary loan issuance and payment terms, or to stop the issuance and payment of loan funds:

(1) Credit deterioration;

(2) If the loan fund is not paid according to the contract, the use of the loan fund will be abnormal;

(3) Main business profitability is not strong;

(4) The project is behind schedule;

(5) Violate the contract to break up into parts to avoid the lender entrusted payment;

(6) Failing to keep the promised items;

(7) Breaking through agreed financial indicators;

(8) A major cross-default event occurs;

(9) Other circumstances of breach of contract.

Article 5 Repayment

1. Unless otherwise agreed by both parties, the borrower may prepay the loan, but it shall notify the lender in writing 5 working days in advance, and with the consent of the lender, the interest on the prepayment part shall still be calculated according to the original borrowing rate.

2. If the borrower defaults on both the principal and interest of the loan, the lender has the right to decide the sequence of repayment of the principal or interest.In the case of instalment repayment, the lender has the right to decide the order in which the borrower pays off a certain repayment if there are several overdue loans under this contract.Where there are multiple loan contracts due between the borrower and the lender, the lender has the right to determine the order of performance of the borrower's repayment contract.

Article 6 Insurance

1. A borrower under this contract shall be the mortgaged property or the project or trade related equipment under this contract during the period of carriage of goods by project construction and project operation risk in the lenders agree to effect insurance on the insurance company of insurance should accord with the requirement of the lender, the insured amount not less than the loan principal policy content and damage the interest of the lender may be attached on the restrictive conditions of the policy should be noted: the loan for the insurance mark only insurant, insurance gold to request authority) first place.

2. Borrowers insurance policy original should be within 3 days after this contract comes into effect (renewal, was completed for renewal) from the date of delivery of the lender in the loan principal and interest and expenses paid under this contract, the borrower shall not be any reason to interrupt termination withdraw failure to modify or change the policy, or the insurer breaks the liability for compensation, and should adopt the article take all reasonable and necessary measures break-even agreed insurance remain validIf the Borrower fails to insure or violates the foregoing provisions, the Lender shall have the right to decide to insure or continue to insure the subject matter insured at the expense of the Borrower and to enter into the balance of the claim together with any loss thus caused to the Lender.

Article 7 Representations and Undertakings

1. A lender's representations and commitments are as follows:

(1) The lender has the qualification to issue the loan, has complied with the provisions of laws and regulatory requirements in all aspects of the loan, and has not put forward any additional conditions unrelated to the loan to the borrower.

(2) Timely and fully issue loans to the borrower in accordance with legal provisions and conditions agreed herein.

2. The Borrower represents and undertakes as follows:

(1) Other circumstances in which the borrower has been approved by the administrative department for industry and commerce and/or other competent authorities, registered in accordance with the law, holds a lawful and valid business license and production and business license, or has full capacity for civil rights and conduct;The borrower and its controlling shareholders (new project legal person) have good credit and no material bad record;The purpose of the loan and the source of repayment are clear and legal;The loan project complies with the relevant national policies on industrial land environmental protection, and has fulfilled the legal management procedures for leasing and selling in accordance with regulations;It complies with the state provisions on the capital system for investment projects;Has paid the relevant fees in accordance with laws and regulations or in accordance with the contract;There is no other violation of laws and regulations.

(2) The Borrower has read all the terms of this Contract. At the request of the Borrower, the Lender has made the corresponding terms of this contract to explain that the Borrower has fully understood the meaning of the terms and the corresponding legal consequences, and has no objection to all the contents.

(3) The execution and performance of this Contract is based on the borrower's true intention, has obtained legal and effective authorization in accordance with laws and regulations or the company's articles of association and other internal management documents, and will not violate any agreements, contracts and other legal documents binding on the Borrower;The person who signs or seals this contract is the legal representative or its authorized person of the Borrower;There is no other circumstance in which the validity defect of the contract may be caused by the reason of the borrower. The borrower has obtained all the procedures for filing or registering the approval license necessary for signing and performing this Contract.

(4) The borrower shall use the loan in accordance with the law according to the term and use of the loan as agreed in the contract, and shall not use the loan to engage in illegal activities;Actively cooperate with relevant state authorities and lenders to supervise and inspect loans and guarantees;Timely and fully repay the loan in accordance with the contract, and avoid evading the debt by any means;The borrower promises that the documents and materials about the borrower's shareholders and the project's finance provided by it must be true, complete, accurate, legal and valid.

(5) the borrower to accept and actively cooperate with the lender in loan payment management post-loan management and relevant inspection accept and actively cooperate with the lender to account analysis proof to inspect the site survey methods such as borrow funds usage, including use of check and supervision, according to the requirements by the lender, summary report regularly to borrow funds usage;Accept credit inspection from the lender, provide financial and accounting materials such as balance sheet and income statement, cash flow statement and other materials reflecting the borrower's solvency as required by the lender, assist and cooperate with the lender to investigate, understand and supervise its production and operation and financial situation.

(6) The borrower has not concealed from the lender the significant liabilities it has undertaken as of the date of signing this contract;The borrower to the lender to conceal that may affect the financial position and performance ability of the borrower to merge divided equity changes material assets and the action of creditor's rights transfer of major foreign investment substantially increased debt financing, and other possible adverse effects on the lenders rights action, prior written consent of the lender, or the lender the realization of the creditor's rights of the lender to make satisfying arrangement before.

(7) The order of repayment of the borrower's debts to the lender shall have priority over the borrowings of the borrower's shareholders and over similar debts of other creditors.

(8) In the fiscal year after-tax net profit is zero or negative, or is not enough to make up the losses of the previous fiscal year accumulative total profit after tax, or pre-tax profits was not used to pay off the borrower shall repay the principal and interest of and in the fiscal year fee or profit before tax expenses and interest is not enough to pay off the next phase of the principal, the borrower shall not, in any form of distribution of dividends to shareholders.

(9) The transaction background of the borrower's application for handling business with the lender is true and legal, and is not used for illegal purposes such as money laundering.

Article 8 Breach of contract and liability

1. Any of the following shall constitute or be deemed to be a breach by the Borrower under this Contract:

(1) the borrower failed to repay the loan principal and interest under this contract in accordance with the contract and other payables, or refused to cooperate with the lender in the loan after the inspection as well as regulatory capital, or to fulfill any other obligation under this contract, or the borrower to provide "credit file information distortion, does not comply with the statement promising matter, or promise to do a statement that false error omission concealment.

(2) The Borrower fails to use the funds obtained for the agreed purposes as agreed herein.

(3) failure to discharge, fail to perform or breach the security obligations of the third person as the debtor and other obligations under this Agreement after the maturity of any other debts of the Borrower (including being declared to be due earlier) has or may affect the performance of the borrower's obligations under this Contract.

(4) The guarantee hereunder has changed to the detriment of the creditor's rights, and the borrower has not otherwise provided other guarantees recognized by the lender.

(5) The borrower's profitability, solvency, operating capacity, cash flow and other financial indicators break the agreed standards or deteriorate, which has or may affect the performance of the borrower's obligations under this Contract.

(6) The borrower's equity structure, production and operation, foreign investment and other major adverse changes, has or may affect the performance of its obligations under this Contract.

(7) The borrower involved or may involve major economic disputes arbitration proceedings, or the seizure of assets seized or be enforced, or by the judicial organ or administrative organ in accordance with the initiate an investigation or punishment measures in accordance with the law, or for violating the relevant provisions of the state or policy was exposed by the media, has or may affect the fulfillment of its obligations under this contract.

(8) The performance of the Borrower's obligations under this Contract has been or is likely to be affected by the disappearance or investigation by judicial authorities of the key personnel of the borrower's principal investor.

(9) Using false contracts with related parties to discount or pledge creditor's rights such as notes receivable and accounts receivable with no actual trade background to get funds or credit from the bank;Where a major merger, acquisition or reorganization occurs and the lender considers that the security of the loan may be affected;Intentionally evading and canceling bank creditor's rights through affiliated transactions.

(10) The borrower has or may go out of business, disbandment, liquidation, business suspension for rectification, revocation of its business license, or application for (being applied for) bankruptcy.

(11) The borrower's performance of its obligations hereunder has been or may be affected by the liability accident caused by the borrower's violation of relevant laws, regulations or industrial standards concerning food safety and production environment protection.

(12)  The project capital is not in place as planned or as a proportion, or is not made up within the time specified by the lender.

(13) The project construction has not been completed as scheduled, or the environmental conditions of the project construction and operation have changed significantly.

(14) If the loan hereunder is issued in the form of credit, the borrower's credit rating profitability, asset-liability ratio, net cash flow from operating activities and other indicators do not meet the conditions of the lender's credit loan;Or the borrower, without the written consent of the Lender, USES its effective operating assets to set up collateral or provide guaranty to others, which has or may affect the performance of its obligations under this Contract.

(15) Other circumstances that may adversely affect the realization of the creditor's rights hereunder.

2. In the event of breach of contract as mentioned in the preceding paragraph, the lender shall have the right to take the following measures separately or simultaneously according to the specific circumstances.

(1) In the event of breach of contract as mentioned in the preceding paragraph, the lender shall have the right to take the following measures separately or simultaneously according to the specific circumstances.

(2) reduce in whole or in part the credit line to the Borrower which is suspended or terminated.

(3) To suspend or terminate in whole or in part the acceptance of the borrower's business applications such as withdrawal under other contracts between the Borrower and the Lender hereunder;The issuance and handling of undisbursed loans and undisbursed trade financing shall be suspended or terminated in part.

(4) Declare that the principal and interest of outstanding loan/trade financing funds and other payable funds under other contracts between the Borrower and the Lender are immediately due in whole or in part and require the borrower to repay them in advance.

(5)  Terminate or rescind this Contract, collect the principal and interest of the loan in advance or/and collect the penalty interest in accordance with the provisions;Terminate or terminate in whole or in part any other contract between the Borrower and the Lender.

(6) To require the borrower to compensate the lender for the losses caused by its default.

(7)  Require prior or after the event notification, will be in lanzhou city, lenders and borrowers bank co., LTD belongs to any deduct money in an account opened under this contract to repay the borrower to the lender all or part of the outstanding payments as early maturity of the debt account: account currency is different from the lender business currency, buckle into lenders applicable written guarantee rate of exchange rates.

(8) Exercise of security interest.

(9) Requiring the guarantor to bear the guaranty liability.

(10) Requiring the borrower to provide new security.

(11) Such other measures as the Lender deems necessary and may be permitted by law.

Article 9 Other Provisions

1. Where the borrower breaches the contract, the lender shall have the right to report the breach to the relevant departments or units, and the right to announce the breach through the news media to collect the debt.

2. For the borrower under this contract of the entire cost of the loan principal and interest and other debt payments, the lender shall have the right to in lanzhou city, lenders and borrowers from the bank co., LTD belongs to any institution to open an account can accept RMB or corresponding amount of other currencies, and do not need to inform the borrower need to written or foreign exchange trading formalities, borrowers have an obligation to help lenders, exchange rate risk borne by the borrower.

3. If three lenders because of business need to be commissioned in lanzhou bank co., LTD. Other agencies perform their rights and obligations under this contract, or the loan business under this contract as lanzhou bank co., LTD., and other institutions to undertake management approved borrowers to lenders lanzhou bank co., LTD., or other authorized institutions or undertake business loan under this contract of lanzhou bank co., LTD. Other organizations shall have the right to exercise all rights under this contract, has the right to dispute under this contract in the name of the agency to apply to the court for compulsory execution.

4. Borrower's four lenders and to the People's Bank of China credit database established by the approval by the competent department of credit investigation or units concerned departments for the borrower's credit standing, and agrees that the lender to the borrower information provided to the People's Bank of China and approved by the competent department of credit investigation to establish the credit database of the borrower agree to the loan business needs can reasonable use and disclose information on the borrower.

5. The Lender shall have the right to supervise the use (including the use) of the borrower's funds, property and business conditions. The borrower shall provide relevant information, documents and materials such as financial statements as required by the Lender, and ensure that they are accurate, true, complete and effective;Without the written consent of the Lender, the borrower shall not provide any third party with guarantees beyond its means.

6. All expenses related to the contract (including but not limited to the conclusion and performance of the contract) and the creditor's rights hereunder and the realization of the creditor's rights (including but not limited to notarization insurance litigation and arbitration preservation enforcement lawyer's announcement and collection) shall be borne by the Borrower, unless otherwise agreed by both parties.

7. Other

.

Article 10 Dispute resolution

After this Contract comes into force, all disputes arising from the conclusion and performance of this Contract or in connection with this Contract may be settled by the parties through negotiation. If the parties fail to file a lawsuit through negotiation, the people's court of the place where the Lender is domiciled shall have jurisdiction.

Article 11 Effectiveness of Contract

1. This Contract shall come into force upon being signed or sealed by both parties.

2. The lender shall hold three copies of the Contract, and the borrower shall hold one copy, each of which shall have the same legal effect. The parties to the contract shall have the right to increase the number of copies held according to the specific circumstances.

Article 12 Annex

Appendixes hereto shall have the same legal effect as this Contract, including but not limited to, withdrawal application, repayment plan, various promises and statements issued by the Borrower and other legal documents signed and confirmed by the Borrower, as well as the supplement of each party to matters related to the loan.

(Signature )

Date of signing: April 2, 2020